SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 19, 2013

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	23‑2679963
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

The Board of Directors of USA Technologies, Inc. (“USAT”) has amended the Stock Ownership Guidelines For Directors And Executive Officers (the “SOG”) to increase the stock ownership requirement thereunder for non-employee Directors of USAT. The SOG now provides that each non-employee Director is required to own shares of USAT common stock with a value of five (5) times the annual retainer for serving on the Board as well as for serving on one (but not more than one) Committee of the Board for a total share value of $150,000. Prior to the amendment, non-employee Directors were required to own shares of USAT common stock with a value of two (2) times the annual retainer for serving on the Board for a total share value of $40,000. Each current Director will have until June 30, 2016 to comply with the increased stock ownership requirements and any future Director would have five years to comply with the stock ownership requirements. The Board also amended the SOG so that nonvested restricted stock awards will now count towards the stock ownership requirements for executive officers and non-employee Directors.  A copy of the SOG is accessible on USAT’s website, www.usatech.com, under the Governance section of the Investor Relations tab.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

Dated: November 22, 2013	By: /s/ Stephen P. Herbert
Stephen P. Herbert,
Chief Executive Officer